Floor & Decor Holdings, Inc. Announces Fourth Quarter and Fiscal 2024 Financial Results
Highlights for the Fourth Quarter of Fiscal 2024:
Net sales of $1,107.4 million increased 5.7% from the fourth quarter of fiscal 2023
Comparable store sales decreased 0.8%
Diluted earnings per share of $0.44
Opened 10 new warehouse stores
ATLANTA--(BUSINESS WIRE)--February 20, 2025--Floor & Decor Holdings, Inc. (NYSE: FND) (“We,” “Our,” the “Company,” or “Floor & Decor”) announces its financial results for the fourth quarter and full year of fiscal 2024, which ended December 26, 2024.
Tom Taylor, Chief Executive Officer, stated, “We are extremely proud of our store and store support teams for executing our sales and customer service initiatives and diligently managing our costs during the fourth quarter and full-year. Their hard work enabled us to report fourth quarter comparable store sales, earnings flow-through, and earnings per share that were better-than-expected despite the macroeconomic challenges affecting our category. Our fourth quarter and full-year results demonstrate the resiliency of our business model and the potential earnings power we believe we can unlock over time as industry fundamentals improve.”
“We opened 10 stores during the fourth quarter, ending fiscal 2024 operating 251 stores across 38 states. We achieved 30 store openings during fiscal 2024, in line with our previous expectation. In the first half of fiscal 2025, we plan to open seven new stores and intend to open 25 stores in fiscal 2025,” said Taylor.
Please see “Comparable Store Sales” below for information on how the Company calculates period-over-period changes in comparable store sales.
For the Fiscal Quarter Ended December 26, 2024
•Net sales of $1,107.4 million increased 5.7% from $1,048.1 million in the fourth quarter of fiscal 2023.
•Comparable store sales decreased 0.8%.
•We opened 10 new warehouse stores, ending the quarter with 251 warehouse stores and five design studios.
•Operating income of $59.2 million increased 28.3% from $46.2 million in the fourth quarter of fiscal 2023. Operating income in the fourth quarter of fiscal 2024 included a $6.8 million benefit from net proceeds related to a derivative litigation settlement. Operating margin of 5.4% increased 100 basis points from the fourth quarter of fiscal 2023.
•Net income of $47.5 million increased 28.1% from $37.1 million in the fourth quarter of fiscal 2023. Diluted earnings per share (“EPS”) of $0.44 increased 29.4% from $0.34 in the fourth quarter of fiscal 2023. Diluted EPS in the fourth quarter of fiscal 2024 included a $0.05 benefit from net proceeds related to the derivative litigation settlement.
•Adjusted EBITDA* of $119.8 million increased 11.1% from $107.8 million in the fourth quarter of fiscal 2023.
For the Fiscal Year Ended December 26, 2024
•Net sales of $4,455.8 million increased 0.9% from $4,413.9 million in fiscal 2023.
•Comparable store sales decreased 7.1%.
•We opened 30 new warehouse stores.
•Operating income of $256.2 million decreased 20.3% from $321.4 million in fiscal 2023. Operating income in fiscal 2024 included a $6.8 million benefit from net proceeds related to the derivative litigation settlement. Operating margin of 5.8% decreased 150 basis points from fiscal 2023.
•Net income of $205.9 million decreased 16.3% from $246.0 million in fiscal 2023. Diluted EPS of $1.90 decreased 16.7% from $2.28 in fiscal 2023. Diluted EPS in fiscal 2024 included a $0.05 benefit from net proceeds related to the derivative litigation settlement.
•Adjusted EBITDA* of $512.5 million decreased 7.0% from $551.1 million in fiscal 2023.
*Non-GAAP financial measure. Please see “Non-GAAP Financial Measures” and “Reconciliation of GAAP to Non-GAAP Financial Measures” below for more information.

Fiscal 2025 Guidance:
•Net sales of approximately $4,740 million to $4,900 million
•Comparable store sales of approximately flat to 3.0%
•Diluted EPS of approximately $1.80 to $2.10
•Adjusted EBITDA* of approximately $540 million to $575 million
•Depreciation and amortization expense of approximately $245 million
•Interest expense, net of approximately $3 million
•Tax rate of approximately 21% to 22%
•Diluted weighted average shares outstanding of approximately 109 million shares
•Open 25 new warehouse stores
•Capital expenditures of approximately $330 million to $400 million
*Non-GAAP financial measure. Please see “Non-GAAP Financial Measures” and “Reconciliation of GAAP to Non-GAAP Financial Measures” below for more information.
Conference Call Details
A conference call to discuss the fourth quarter and fiscal year 2024 financial results is scheduled for today, February 20, 2025, at 5:00 p.m. Eastern Time. A live audio webcast of the conference call, together with related materials, will be available online at ir.flooranddecor.com.
A recorded replay of the conference call is expected to be available approximately three hours after the conclusion of the call and can be accessed both online at ir.flooranddecor.com and by dialing 844-512-2921 (international callers please dial 412-317-6671). The pin number to access the telephone replay is 13750991. The replay will be available until February 27, 2025.

About Floor & Decor Holdings, Inc.
Floor & Decor is a multi-channel specialty retailer of hard surface flooring and related accessories and seller of commercial surfaces operating 251 warehouse-format stores and five design studios across 38 states as of December 26, 2024. The Company offers a broad in-stock assortment of laminate and vinyl, tile, wood, and natural stone flooring and installation materials and decorative accessories, as well as adjacent categories, at everyday low prices. The Company was founded in 2000 and is headquartered in Atlanta, Georgia.
Comparable Store Sales
Comparable store sales refer to period-over-period comparisons of our net sales at the time of sale among the comparable store base. A store is included in the comparable store sales calculation on the first day of the thirteenth full fiscal month following a store’s opening, which is when we believe comparability has been achieved. Changes in our comparable store sales between two periods are based on net sales at the time of sale for stores that were in operation during both of the two periods. Any change in the square footage of an existing comparable store, including for remodels and relocations within the same primary trade area of the existing store being relocated, does not eliminate that store from inclusion in the calculation of comparable store sales. Stores that are closed for a full fiscal month or longer are excluded from the comparable store sales calculation for each full fiscal month that they are closed. Since our e-commerce, regional account manager, and design studio sales are fulfilled by individual stores, they are included in comparable store sales only to the extent the fulfilling store meets the above mentioned store criteria. Sales through our Spartan Surfaces, LLC (“Spartan”) subsidiary do not involve our stores and are therefore excluded from the comparable store sales calculation.
Non-GAAP Financial Measures
EBITDA and Adjusted EBITDA (which are shown in the reconciliation below) are presented as supplemental measures of financial performance that are not required by, or presented in accordance with, accounting principles generally accepted in the United States (“GAAP”). We define EBITDA as net income before interest, taxes, and depreciation and amortization. We define Adjusted EBITDA as net income before interest, taxes, and depreciation and amortization adjusted to eliminate the impact of non-cash stock-based compensation expense and certain items that we do not consider indicative of our core operating performance. Reconciliations of these measures to the most directly comparable GAAP financial measure are set forth in the table below.
EBITDA and Adjusted EBITDA are key metrics used by management and our board of directors to assess our financial performance and enterprise value. We believe that EBITDA and Adjusted EBITDA are useful measures, as they eliminate certain items that are not indicative of our core operating performance and facilitate comparisons on a consistent basis from period to period. We also use Adjusted EBITDA as a basis to determine covenant compliance with respect to our credit facilities, to supplement GAAP measures of performance to evaluate the effectiveness of our business strategies, to make budgeting decisions, and to compare our performance against that of other peer companies using similar measures. EBITDA and Adjusted EBITDA are also frequently used by analysts, investors and other interested parties to evaluate companies in our industry.
EBITDA and Adjusted EBITDA are non-GAAP measures of our financial performance and should not be considered as alternatives to net income as a measure of financial performance, or any other performance measure derived in accordance with GAAP, and they should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. Additionally, EBITDA and Adjusted EBITDA are not intended to be measures of liquidity or free cash flow for management’s discretionary use. In addition, these non-GAAP measures exclude certain non-recurring and other charges. Each of these non-GAAP measures has its limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of our results as reported under GAAP. In evaluating EBITDA and Adjusted EBITDA, you should be aware that in the future we may incur expenses that are the same as or similar to some of the items eliminated in the adjustments made to determine EBITDA and Adjusted EBITDA, such as stock-based compensation expense, litigation settlement recovery, fair value adjustments related to contingent earn-out liabilities, and other adjustments. Definitions and calculations of EBITDA and Adjusted EBITDA differ among companies in the retail industry, and therefore EBITDA and Adjusted EBITDA disclosed by us may not be comparable to the metrics disclosed by other companies.
Please see “Reconciliation of GAAP to Non-GAAP Financial Measures” below for reconciliations of non-GAAP financial measures used in this release to their most directly comparable GAAP financial measures. The Company does not provide a reconciliation of forward-looking measures where it believes such a reconciliation would imply a degree of precision and certainty that could be confusing to investors and the Company is unable to reasonably predict certain items contained in the non-GAAP measures without unreasonable efforts. This is due to the inherent difficulty of forecasting the timing or amount of various items that have not yet occurred and are out of the Company’s control or cannot be reasonably predicted. For the same reasons, the Company is unable to address the probable significance of the unavailable information. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures.

Floor & Decor Holdings, Inc.
Consolidated Statements of Income
(In thousands, except for per share data)
(Unaudited)

	Fiscal Quarter Ended
	December 26, 2024		December 28, 2023		% Increase (Decrease)
	Amount	% of Net Sales	Amount	% of Net Sales
Net sales	$1,107,416	100.0%	$1,048,121	100.0%	5.7%
Cost of sales	626,095	56.5	605,979	57.8	3.3%
Gross profit	481,321	43.5	442,142	42.2	8.9%
Operating expenses:
Selling and store operating	347,437	31.4	315,567	30.1	10.1%
General and administrative	64,030	5.8	67,653	6.5	(5.4)%
Pre-opening	10,634	0.9	12,756	1.2	(16.6)%
Total operating expenses	422,101	38.1	395,976	37.8	6.6%
Operating income	59,220	5.4	46,166	4.4	28.3%
Interest (income) expense, net	(34)	—	891	0.1	(103.8)%
Income before income taxes	59,254	5.4	45,275	4.3	30.9%
Income tax expense	11,770	1.1	8,194	0.8	43.6%
Net income	$47,484	4.3%	$37,081	3.5%	28.1%
Basic weighted average shares outstanding	107,300		106,494
Diluted weighted average shares outstanding	108,431		107,982
Basic earnings per share	$0.44		$0.35		25.7%
Diluted earnings per share	$0.44		$0.34		29.4%

	Fiscal Year Ended
	December 26, 2024		December 28, 2023		% Increase (Decrease)
	Amount	% of Net Sales	Amount	% of Net Sales
Net sales	$4,455,770	100.0%	$4,413,884	100.0%	0.9%
Cost of sales	2,527,519	56.7	2,555,536	57.9	(1.1)%
Gross profit	1,928,251	43.3	1,858,348	42.1	3.8%
Operating expenses:
Selling and store operating	1,362,325	30.6	1,239,225	28.1	9.9%
General and administrative	266,165	6.0	252,713	5.7	5.3%
Pre-opening	43,585	0.9	44,982	1.0	(3.1)%
Total operating expenses	1,672,075	37.5	1,536,920	34.8	8.8%
Operating income	256,176	5.8	321,428	7.3	(20.3)%
Interest (income) expense, net	2,773	0.1	9,897	0.2	(72.0)%
Income before income taxes	253,403	5.7	311,531	7.1	(18.7)%
Income tax expense	47,531	1.1	65,551	1.5	(27.5)%
Net income	$205,872	4.6%	$245,980	5.6%	(16.3)%
Basic weighted average shares outstanding	107,075		106,264
Diluted weighted average shares outstanding	108,319		107,882
Basic earnings per share	$1.92		$2.31		(16.9)%
Diluted earnings per share	$1.90		$2.28		(16.7)%

Consolidated Balance Sheets
(In thousands, except for share and per share data)
(Unaudited)

	December 26, 2024	December 28, 2023
Assets
Current assets:
Cash and cash equivalents	$187,669	$34,382
Income taxes receivable	21,735	27,870
Receivables, net	101,486	99,513
Inventories, net	1,132,599	1,106,150
Prepaid expenses and other current assets	48,896	48,725
Total current assets	1,492,385	1,316,640
Fixed assets, net	1,786,587	1,629,917
Right-of-use assets	1,331,238	1,282,625
Intangible assets, net	150,203	153,869
Goodwill	257,940	257,940
Deferred income tax assets, net	17,082	14,227
Other assets	15,043	7,332
Total long-term assets	3,558,093	3,345,910
Total assets	$5,050,478	$4,662,550
Liabilities and stockholders’ equity
Current liabilities:
Current portion of term loan	$2,103	$2,103
Current portion of lease liabilities	138,646	126,428
Trade accounts payable	794,855	679,265
Accrued expenses and other current liabilities	295,425	332,940
Deferred revenue	13,163	11,277
Total current liabilities	1,244,192	1,152,013
Term loan	194,527	194,939
Lease liabilities	1,351,282	1,301,754
Deferred income tax liabilities, net	67,832	67,188
Other liabilities	22,487	15,666
Total long-term liabilities	1,636,128	1,579,547
Total liabilities	2,880,320	2,731,560
Stockholders’ equity
Capital stock:
Preferred stock, $0.001 par value; 10,000,000 shares authorized; 0 shares issued and outstanding at December 26, 2024 and December 28, 2023	—	—
Common stock Class A, $0.001 par value; 450,000,000 shares authorized; 107,356,999 shares issued and outstanding at December 26, 2024 and 106,737,532 issued and outstanding at December 28, 2023	107	107
Additional paid-in capital	547,818	513,060
Accumulated other comprehensive income (loss), net	(40)	1,422
Retained earnings	1,622,273	1,416,401
Total stockholders’ equity	2,170,158	1,930,990
Total liabilities and stockholders’ equity	$5,050,478	$4,662,550

Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Fiscal Year Ended
	December 26, 2024	December 28, 2023
Operating activities
Net income	$205,872	$245,980
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	232,473	201,869
Stock-based compensation expense	33,695	27,240
Loss on asset impairments and disposals, net	2,103	925
Deferred income taxes	(1,807)	23,722
Change in fair value of contingent earn-out liabilities	(866)	2,609
Interest cap derivative contracts	136	113
Changes in operating assets and liabilities, net of effects of acquisition:
Receivables, net	(1,973)	1,151
Inventories, net	(26,449)	194,890
Trade accounts payable	122,338	96,985
Accrued expenses and other current liabilities	31,477	7,507
Income taxes	5,657	(18,413)
Deferred revenue	1,886	1,217
Other, net	(1,387)	17,794
Net cash provided by operating activities	603,155	803,589
Investing activities
Purchases of fixed assets	(446,826)	(547,613)
Acquisition, net of cash acquired	—	(17,353)
Net cash used in investing activities	(446,826)	(564,966)
Financing activities
Payments on term loan	(2,103)	(2,103)
Borrowings on revolving line of credit	258,600	518,900
Payments on revolving line of credit	(258,600)	(729,100)
Payments of contingent earn-out liabilities	(2,002)	(5,241)
Proceeds from exercise of stock options	10,115	10,960
Proceeds from employee stock purchase plan	5,459	5,159
Tax payments for stock-based compensation awards	(14,511)	(12,610)
Net cash used in financing activities	(3,042)	(214,035)
Net increase in cash and cash equivalents	153,287	24,588
Cash and cash equivalents, beginning of the period	34,382	9,794
Cash and cash equivalents, end of the period	$187,669	$34,382
Supplemental disclosures of cash flow information
Buildings and equipment acquired under operating leases	$186,937	$201,486
Cash paid for interest, net of capitalized interest	$5,830	$9,595
Cash paid for income taxes, net of refunds	$42,875	$61,027
Fixed assets accrued at the end of the period	$65,188	$135,707

Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands)
(Unaudited)
EBITDA and Adjusted EBITDA

	Fiscal Quarter Ended
	December 26, 2024	December 28, 2023
Net income (GAAP):	$47,484	$37,081
Depreciation and amortization (a)	59,249	54,417
Interest (income) expense, net	(34)	891
Income tax expense	11,770	8,194
EBITDA	118,469	100,583
Stock-based compensation expense (b)	8,077	6,904
Litigation settlement recovery (c)	(6,794)	—
Other (d)	—	280
Adjusted EBITDA	$119,752	$107,767

	Fiscal Year Ended
	December 26, 2024	December 28, 2023
Net income (GAAP):	$205,872	$245,980
Depreciation and amortization (a)	230,293	199,856
Interest (income) expense, net	2,773	9,897
Income tax expense	47,531	65,551
EBITDA	486,469	521,284
Stock-based compensation expense (b)	33,695	27,240
Litigation settlement recovery (c)	(6,794)	—
Other (d)	(866)	2,609
Adjusted EBITDA	$512,504	$551,133
(a)Excludes amortization of deferred financing costs, which is included as part of interest (income) expense, net.
(b)Non-cash charges related to stock-based compensation programs, which vary from period to period depending on the timing of awards and forfeitures.
(c)Net proceeds received related to the derivative litigation settlement in the fiscal quarter and year ended December 26, 2024.
(d)Other adjustments include amounts management does not consider indicative of our core operating performance. Amounts for the year ended December 26, 2024 and the fiscal quarter and year ended December 28, 2023 relate to changes in the fair value of contingent earn-out liabilities.

Forward-Looking Statements
This release and the associated webcast/conference call contain forward-looking statements within the meaning of the federal securities laws. All statements other than statements of historical fact contained in this release and the associated webcast/conference call, including statements regarding the Company’s future operating results and financial position, business strategy and plans, and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “seeks,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “budget,” “potential,” or “continue” or the negative of these terms or other similar expressions.
The forward-looking statements contained in this release and the associated webcast/conference call are based on our current expectations, assumptions, estimates, and projections regarding the Company’s business, the economy, and other future conditions. These statements involve known and unknown risks, uncertainties, and other important factors that may cause the Company’s actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements.
Although the Company believes that the expectations reflected in the forward-looking statements in this release and the associated webcast/conference call are reasonable, the Company cannot guarantee future events, results, performance or achievements. A number of important factors could cause actual results to differ materially from those indicated by the forward-looking statements in this release or the associated webcast/conference call, including, without limitation, (1) an overall decline in the health of the economy, the hard surface flooring industry, consumer confidence and discretionary spending, and the housing market, including as a result of persistently high or rising inflation or interest rates, (2) our failure to successfully manage the challenges that our planned new store growth poses or the impact of unexpected difficulties or higher costs during our expansion, (3) our inability to lease or acquire new store locations on acceptable terms, renew or replace our current store leases, or make payments under our leases, (4) our failure to maintain and enhance our brand image and awareness, (5) our failure to successfully anticipate and manage trends, consumer preferences, and demand, (6) our inability to successfully manage increased competition, (7) geopolitical risks, U.S. policies related to global trade and tariffs, and any antidumping and countervailing duties, any of which could impact our ability to import from foreign suppliers or raise our costs, (8) our inability to manage our inventory, including the impact of inventory obsolescence, shrink, and damage, (9) any disruption in our distribution capabilities, supply chain, and our related planning and control processes, including carrier capacity constraints, port congestion, strike, or shut down, and other supply chain costs or product shortages, (10) any increases in wholesale prices of products, materials, and transportation costs beyond our control, including increases in costs due to inflation, (11) the resignation, incapacitation, or death of any key personnel, including our executive officers, (12) our inability to attract, hire, train, and retain highly qualified managers and staff, (13) the impact of any labor activities, (14) our dependence on foreign imports for the products we sell, including risks associated with obtaining products from abroad, (15) any failure by any of our suppliers to supply us with quality products on attractive terms and prices or to adhere to the quality standards that we set for our products, (16) our inability to locate sufficient suitable natural products, (17) the effects of weather conditions, natural disasters, or other unexpected events, including public health crises, that may disrupt our operations, (18) restrictions imposed by our indebtedness on our current and future operations, including risks related to our variable rate debt, (19) any allegations, investigations, lawsuits, or violations of laws and regulations applicable to us, our products, or our suppliers, (20) our inability to adequately protect the privacy and security of information related to our customers, us, our associates, our suppliers, and other third parties, (21) any material disruption in our information systems, including our website, (22) our ability to manage our comparable store sales, (23) our inability to maintain sufficient levels of cash flow or liquidity to fund our expanding business and service our existing indebtedness, (24) new or changing laws or regulations, including tax laws and trade policies and regulations, (25) any failure to protect our intellectual property rights or disputes regarding our intellectual property or the intellectual property of third parties, (26) the impact of any future strategic transactions, and (27) our ability to manage risks related to corporate social responsibility. Additional information concerning these and other factors are described in “Forward-Looking Statements,” Item 1, “Business,” Item 1A, “Risk Factors,” and Item 1C, “Cybersecurity” of Part I and Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Item 9A, “Controls and Procedures” of Part II of the Company’s Annual Report on Form 10-K for the fiscal year ended December 26, 2024, filed with the Securities and Exchange Commission (the “SEC”) on February 20, 2025 (the “Annual Report”) and elsewhere in the Annual Report, and those described in the Company’s other filings with the SEC.
Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward-looking statements as predictions of future events. The forward-looking statements contained in this release or the associated webcast/conference call speak only as of the date hereof. New risks and uncertainties arise over time, and it is not possible for the Company to predict those events or how they may affect the Company. If a change to the events and circumstances reflected in the Company’s forward-looking statements occurs, the Company’s business, financial condition, and operating results may vary materially from those expressed in the Company’s forward-looking statements. Except as required by applicable law, the Company does not plan to publicly update or revise any forward-looking statements contained herein or in the associated webcast/conference call, whether as a result of any new information, future events, or otherwise.

Contacts
Investor Contacts:
Wayne Hood
Senior Vice President of Investor Relations
678-505-4415
wayne.hood@flooranddecor.com
or
Matt McConnell
Senior Manager of Investor Relations
770-257-1374
matthew.mcconnell@flooranddecor.com